PROXY STATEMENT PURSUANT TO SECTION 14(a)

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C.H. ROBINSON WORLDWIDE, INC.

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8100 Mitchell Road

Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

TO THE STOCKHOLDERS OF C.H. ROBINSON WORLDWIDE, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. (the “Company”) will be held on Thursday, May 20, 2004 at 10:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, for the following purposes:

1.	To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of record of the Company’s Common Stock as of the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or via the Internet as indicated on the proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Linda U. Feuss

Secretary

April 5, 2004

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road

Eden Prairie, Minnesota 55344

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of C.H. Robinson Worldwide, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 20, 2004, at 10:00 a.m. local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about April 5, 2004.

Only stockholders of record of the Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) at the close of business on March 22, 2004, will be entitled to vote at the Annual Meeting. As of that date, approximately 85,380,000 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

Shares of the Company’s Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, and FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy’s authority, by submitting a duly executed proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

The Company did not receive written notice of any stockholder proposal prior to February 6, 2004, as required by the Company’s Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. D. R. Verdoorn, Barry Butzow and Michael W. Wickham are directors in the class whose term expires at the Annual Meeting. Mr. Butzow retired as Senior Vice President of the Company in December 2003, and has decided to retire as a director to pursue other ventures. Following the recommendation of our Governance Committee, the Board of Directors has nominated Messrs. Verdoorn and Wickham for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Robert Ezrilov, Wayne M. Fortun and Brian P. Short serve in the class whose term expires in 2005, and John Wiehoff and Gerald A. Schwalbach serve in the class whose term expires in 2006. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. The Board of Directors has determined to increase the size of the Board up to nine members, and intends to fill the vacancies during 2004.

The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Verdoorn and Wickham, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

The Board of Directors has determined that all of the directors are independent under the current standards for “independence” established by the NASDAQ stock market on which the Company’s stock is listed, except for D.R. Verdoorn and John P. Wiehoff. Information concerning the incumbent directors is set forth below.

D.R. Verdoorn (Nominee with new term expiring in 2007)	D.R. Verdoorn, 65 years old, has been a director of the Company since 1975 and Chairman of the Board since 1998. Mr. Verdoorn was Chief Executive Officer of the Company from 1977 until May 2002 and President from 1977 until December 1999. He has been with the Company since 1963. He has served on the Boards of Directors of United Fresh Fruit and Vegetable Association and the Produce Marketing Association. He is on the board of Schwans Sales Enterprises. Mr. Verdoorn attended Central College in Pella, Iowa.

Michael W. Wickham (Nominee with new term expiring in 2007)	Michael W. Wickham, 57 years old, joined the Company as a director in January, 2004. He retired as Chairman of the Board of Roadway Corporation in December, 2003, where he had been President and CEO from 1996 to 2003. Prior to that, he had been the President of Roadway Express, where he held a variety of management positions during his 35-year career with the company. Mr. Wickham founded and was Chairman of the Board of the Motor Freight Carriers Association. He also founded and chaired The American Transportation Research Institute. He has served on the Board of Directors of Children’s Hospital in Akron, Ohio and on its Foundation Board.

Robert Ezrilov (Term expires in 2005)	Robert Ezrilov, 59 years old, has been a director of the Company since 1995. Currently, Mr. Ezrilov is an independent consultant. From July 1997 to April 2001, he was President of Metacom, Inc., a company that sells prerecorded music on interactive displays. From April 1995 to July 1997, Mr. Ezrilov was self-employed as a business consultant. Prior to that, he was a partner with Arthur Andersen LLP, which he joined in 1966 subsequent to his obtaining a BSB degree at the University of Minnesota. Mr. Ezrilov also serves on the Board of Directors of Zomax, Inc. (a turnkey provider of CDs and cassettes), Christopher & Banks, Inc. (an apparel retailer), and as an advisory board member to Holiday Companies (a group of related companies engaged in retailing and wholesaling grocery, general merchandise and petroleum products) and L&M Radiator (a replaceable core radiator manufacturer).

Wayne M. Fortun (Term expires in 2005)	Wayne M. Fortun, 54 years old, has been a director of the Company since July 2001. He is President and Chief Executive Officer of Hutchinson Technology, Inc., a world leader in precision manufacturing of suspension assemblies for disk drives. Mr. Fortun joined Hutchinson Technology, Inc. in 1975 and until 1983, he held various positions in engineering, marketing, and operations. In 1983, he was elected Director, President and Chief Operating Officer of Hutchinson Technology, Inc., and in May 1996, he was appointed its Chief Executive Officer. Mr. Fortun also serves on the Board of Directors of G&K Services, Inc. and Hutchinson Area Health Care.

Brian P. Short (Term expires in 2005)	Brian P. Short, 53 years old, has been a director of the Company since December 2002. He is Chief Executive Officer of Leamington Co., a holding company with interests in transportation, community banking, agricultural production and real estate. Leamington operates Admiral Merchants Motor Freight, Inc., St. Paul Flight Center, Inc., First Farmers & Merchants Banks, Municipal Parking, Inc. and Benson Parking Services, Inc. Mr. Short also serves as a legal mediator and previously served as a United States Magistrate. Mr. Short’s community service has included service on the Board of Directors of Catholic Charities, St. Joseph’s Home for Children, Saint Thomas Academy, University of St. Thomas School of Law and William Mitchell College of Law. Mr. Short has an undergraduate degree in economics from the University of Notre Dame and is also a graduate of its law school.

Gerald A. Schwalbach (Term expires in 2006)	Gerald A. Schwalbach, 59 years old, has been a director of the Company since 1997. He is currently Chairman of the Board of Two S Properties, Inc., Spensa Development Group LLC, and related companies, all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation. From 1996 to March 1997, he served as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was director of Delta Beverage Group, Inc., a beverage bottler and distributor from 1988 to 1999. In 1998, he became a director of BORN Information Services, Inc., a computer consulting firm. In 1999, he became a director of TCF Financial Corporation, a bank holding company. He was a director of TCF National Bank Minnesota in 1998, a subsidiary of TCF Financial Corporation. He graduated from Mankato State University in 1966 with a Bachelor of Arts degree.

John P. Wiehoff (Term expires in 2006)	John P. Wiehoff, 42 years old, has been Chief Executive Officer since May 2002, President of the Company since December 1999 and a director since December 2001. Previous positions with the Company include Senior Vice President from October 1998, Chief Financial Officer from July 1998 to December 1999, Treasurer from August 1997 to June 1998, and Corporate Controller from 1992 to June 1998. Prior to that, Mr. Wiehoff was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts. He holds a Bachelor of Science degree from St. John’s University.

The Board of Directors recommends a vote FOR the election of Messrs. Verdoorn and Wickham as directors of the Company.

Meetings and Committees of the Board of Directors

The Board of Directors recently adopted a policy that all directors nominated for election at the Annual Meeting are expected to attend the Annual Meeting, and all other directors are encouraged to attend. Directors attending the 2003 Annual Meeting of Stockholders were: Mr. Wiehoff, Mr. Verdoorn, Mr. Fortun, Mr. Butzow, Mr. Ezrilov, Mr. Schwalbach and Mr. Short. During 2003, the Board of Directors held five meetings. Each director holding office during the year attended 100% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served.

The Board of Directors has an Audit Committee, Governance Committee and a Compensation Committee, which are described below.

The Audit Committee is comprised of Messrs. Ezrilov, Schwalbach and Short. All members are “independent” under applicable NASDAQ listing standards and SEC rules and regulations. The Board of Directors has determined that Messrs. Schwalbach, Ezrilov and Short each meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission and are independent of management. The Audit Committee has the sole authority to appoint, review and discharge our independent auditors. In addition, the Audit Committee is responsible for (1) reviewing the scope, results, timing and costs of the audit with the Company’s independent auditors and reviewing the results of the annual audit examination and any accompanying management letters, (2) assessing the independence of the outside auditors, (3) reviewing and approving in advance the services provided by the independent auditors, (4) overseeing the internal audit function, and (5) reviewing the Company’s significant accounting policies and the adequacy of the Company’s internal controls and procedures. The Audit Committee held seven meetings during 2003. The Audit Committee has engaged Deloitte & Touche LLP as independent auditors for fiscal year 2004 and is recommending that the Company’s stockholders ratify this appointment at the Annual Meeting. The report of the Audit Committee is found on page 15 of this Proxy Statement.

The Governance Committee (formerly known as the Nominating and Corporate Governance Committee) is comprised of Messrs. Ezrilov, Schwalbach and Fortun. All members are “independent” under applicable NASDAQ listing standards. The Governance Committee is responsible for (1) identifying and recommending candidates for service on the Board of Directors, (2) adopting and revising the Company’s Corporate Governance Guidelines, (3) leading the Board of Directors in its annual review of the performance of the Board, the Board Committees and the Chief Executive Officer, (4) recommending director nominees for Board Committees, (5) periodically reviewing and making recommendations to the Board as to the size, composition and criteria for director nominees, and (6) making all determinations as to whether a director is independent under all applicable requirements. The Governance Committee will consider Board of Director nominees recommended by stockholders that are submitted in accordance with the Company’s Bylaws. The process for receiving and evaluating these nominations from stockholders is described below under the caption “Nominations.” In

February 2004, the Board of Directors adopted a restated written charter for the Governance Committee, which is attached as Exhibit A to this Proxy Statement. The Governance Committee held two meetings during 2003.

The Compensation Committee is comprised of Messrs. Ezrilov, Schwalbach and Fortun. All members are “independent” under applicable NASDAQ listing standards. The Compensation Committee is responsible for (1) reviewing corporate performance and determining the compensation and benefits for the Chief Executive Officer and other executive officers of the Company, (2) establishing the Company’s compensation policies and practice, and (3) administering the Company’s incentive compensation and stock plans. The Compensation Committee held two meetings during 2003. The report of the Compensation Committee on executive compensation is found on page 7 of this Proxy Statement.

The charters for each of the Committees of the Board of Directors and the Company’s code of ethics, which is one of several policies within the Company’s Corporate Compliance Program, are posted on the Investors page of the Company’s website at www.chrobinson.com.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may send written communications to the Board’s attention. Stockholders of the Company may send written communications to the Board of Directors or any individual director by sending such communications addressed to the C.H. Robinson Worldwide, Inc. Board of Directors c/o C.H. Robinson Corporate Secretary, 8100 Mitchell Road, Eden Prairie, MN 55344. All such communications will be compiled by the Secretary and submitted to the Board or individual director on a periodic basis.

Nominations

The Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management. The Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with the Company’s Bylaws and applicable rules and regulations of the SEC.

The Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. The Board believes that its directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Preferred qualifications also include current or recent experience as a chief executive officer, expertise in a particular business discipline, and diversity of talent, experience, accomplishments and perspective. Directors should be able to provide insights and practical wisdom based on their experience and expertise.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Company’s Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Secretary not later than (a) 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders, or (b) the close of business on the tenth day following the date on which notice of a special meeting of stockholders for election of directors is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth, as to the stockholder making the nomination, (i) the name and address of the stockholder, (ii) the number of shares of the Company held by the stockholder entitled to vote at the meeting, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

The Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Committee will contact for further review those candidates whom the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. On the basis of information learned during this process, the Governance Committee determines which nominee(s) to recommend to the Board to submit for election. The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.

No candidates for director nominations were submitted to the Governance Committee by any stockholder in connection with the 2004 Annual Meeting. Any stockholder desiring to present a nomination for consideration by the Governance Committee prior to the 2005 Annual Meeting must do so prior to February 19, 2005 in order to provide adequate time to duly consider the nominee and comply with the Company’s Bylaws.

Compensation of Directors

During 2003, each non-employee director of the Company received $1,500 for each meeting of the Board of Directors and $750 for each committee meeting attended through November, and an annual retainer of $6,000. Effective in December, director compensation was changed to implement the resolutions approved by the Compensation Committee of the Board, on April 29, 2003, that eliminated payments for attendance at board meetings, increased payment for attendance at Committee meetings to $1,000, and increased the annual retainer to $20,000, which will be paid retroactively in May 2004. Pursuant to the Company’s Directors’ Stock Plan, the Company may pay director fees in Common Stock. Each non-employee director also received, on February 7, 2003, non-qualified stock options to purchase 5,000 shares at an exercise price of $29.64 per share. These options were exercisable immediately upon grant. The Company also reimburses non-employee directors for reasonable expenses incurred in attending Board meetings.

Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”), which consists of three independent directors, is responsible for determining the compensation and benefits of the executive officers of the Company. The Compensation Committee is also responsible for ensuring proper design and administration of the Company’s incentive compensation and stock plans, including the 1997 Omnibus Stock Plan (the “Omnibus Stock Plan”) and the Robinson Companies Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Objectives and Philosophy

The Compensation Committee has adopted a compensation philosophy intended to achieve the following basic goals: (i) provide a level of total compensation necessary to attract and retain high quality executives; (ii) provide incentive compensation aligned with corporate performance objectives and the interests of the stockholders; (iii) emphasize team performance; (iv) balance incentive compensation to achieve both short-term and long-term profitability and growth; and (v) encourage executives to make long-term career commitments to the Company and its stockholders.

The Compensation Committee reviews market data and assesses the Company’s competitive position in each of the three primary components of executive compensation: base salary, annual bonus and long-term equity compensation. The following descriptions of the primary components of compensation contain additional detail regarding the Committee’s objectives and philosophy. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility, unique skills of the executive and demands of the position.

Components of Compensation

Base salary.    Annual base salary is designed to compensate executives for sustained performance and is intended to provide a minimum level of guaranteed compensation. In 2003, base salary levels and annual increases for executive officers were adjusted to eliminate bonus draws. In addition, annual increases were determined based on an evaluation of the responsibilities of the position held and the experience of the particular individuals. The Committee believes that a significant percentage of total compensation should be variable and incentive based.

Annual bonus compensation.    Executive bonus contracts are designed to reward executives for maintaining and growing the Company’s earnings. Annual bonus compensation is based upon unique bonus contracts for each executive. The bonus contracts provide for variable cash compensation to be earned for achieving ranges of pretax income of various divisions, and the consolidated earnings of the Company. Portions of the bonuses are earned for achieving earnings comparable to previous years, and portions are earned for earnings growth. The contracts and the various pretax ranges are adjusted annually based upon individual responsibilities and performance. Portions of the bonuses may be guaranteed for some periods due to transition of responsibilities or other subjective factors. The bonus column of the Summary Compensation Table below contains the annual bonus earned for 2003 for the Chief Executive Officer and each of the other named executive officers.

Long-Term Equity Compensation.    Pursuant to the Omnibus Stock Plan, officers, other employees, trusts for the benefit of employees, consultants and eligible independent contractors of the Company may receive equity awards. The Omnibus Stock Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options that do not qualify for such treatment. The Omnibus Stock Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards.

The Compensation Committee oversees the administration of the Omnibus Stock Plan and approves awards made under the Plan. A total of 9,000,000 shares of Common Stock are reserved for issuance under the Omnibus

Stock Plan. The Omnibus Stock Plan will expire in 2007. In determining the persons to whom options and awards may be granted and the number of shares subject to each grant, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion may deem relevant. Non-employee directors may be granted equity awards on a periodic basis. The Board of Directors may amend or discontinue the Omnibus Stock Plan at any time. The Committee may not alter or impair any award granted under the Omnibus Stock Plan without the consent of the holder of the award except as otherwise provided in the Omnibus Stock Plan or any award agreement.

During 2003, stock options and restricted stock awards were granted to the named executive officers as described in the Summary Compensation Table below.

During 2000, the Company adopted the Deferred Compensation Plan that provides to a select group of management employees the opportunity to defer a specified percentage or dollar amount of their base salary and/or annual bonus compensation. The Company may contribute other forms of compensation to an employee’s account and impose other restrictions under the Plan. The Plan is more fully described in the section of the Proxy titled, “Robinson Companies Nonqualified Deferred Compensation Plan.”

Chief Executive Officer Performance Evaluation and Compensation

The determination of the Chief Executive Officer’s base salary, bonus and long-term incentive compensation for fiscal 2003 followed the policies set forth above for executive compensation. The Compensation Committee annually conducts a separate performance evaluation in determining the Chief Executive Officer’s compensation.

During 2003, Mr. Wiehoff’s base salary was increased 88% over 2002 to $200,000. Mr. Wiehoff received a cash bonus pursuant to the Company’s Management Bonus Plan in the amount of $525,000 in recognition of favorable corporate performance, increased responsibility and individual performance. Mr. Wiehoff received 40,000 options to purchase common stock and 40,000 restricted shares pursuant to the Omnibus Stock Plan in 2003. The restricted shares were placed into the Deferred Compensation Plan and are available to vest over five calendar years. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. Any shares that are unvested at the end of the five years are forfeited back to the Company.

Compensation Limitations

Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as “performance-based compensation” under the Code. The Committee has reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to the Company’s executive officers in 2003, and is currently expected to have no impact in 2004. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

Wayne Fortun

Robert Ezrilov

Gerald A. Schwalbach

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Fortun, Ezrilov and Schwalbach. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2003, 2002, and 2001, by the Company’s Chief Executive Officer and the four other most highly compensated executive officers.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards			All Other Compensation (2)
		Salary	Bonus (1)	Restricted Stock Awards ($)		Securities Underlying Options (#)
John P. Wiehoff President and Chief Executive Officer	2003 2002 2001	$200,000 105,000 105,000	$525,000 549,235 560,000	$1,568,000 0 0	(3)	40,000 30,000 40,000	$18,000 18,000 15,300

Barry W. Butzow Senior Vice President (4)	2003 2002 2001	150,000 105,000 105,000	300,000 402,823 410,000	0 0 0		0 20,000 40,000	10,000 10,000 8,500

James P. Lemke Vice President, Produce	2003 2002 2001	150,000 36,900 34,988	270,556 362,823 410,000	639,195 51,195 0	(5) (6)	15,000 5,000 4,000	18,000 18,000 15,300

Joseph J. Mulvehill Vice President, International	2003 2002 2001	150,000 95,000 95,000	222,527 256,817 260,000	392,000 0 0	(7)	10,000 10,000 16,000	18,000 18,000 15,300

Michael T. Rempe Vice President	2003 2002 2001	150,000 120,000 120,000	220,556 177,550 180,000	392,000 0 0	(8)	10,000 10,000 16,000	18,000 18,000 15,300

(1)	The Company pays bonuses to executives when the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on a prior year basis.

(2)	Contributions to the Robinson Companies Retirement Plan

(3)	Represents 40,000 restricted shares placed into the Deferred Compensation Plan with a grant price per share at $39.20, which vest based on the financial performance of the Company. Any shares unvested after five years are forfeited back to the Company. All shares remain in the Plan until after the executive terminates employment with the Company. At December 31, 2003, such shares were valued at $1,516,400, based on the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91).

(4)	Mr. Butzow retired as Senior Vice President in December 2003.

(5)	Represents 16,306 restricted shares placed into the Deferred Compensation Plan with a grant price per share at $39.20, of which 15,000 vest based on the financial performance of the Company and any shares unvested after five years are forfeited back to the Company. 1,306 of the restricted shares vested immediately. All shares remain in the Plan until after the executive terminates employment with the Company. At December 31, 2003, such shares were valued at $618,160, based on the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91).

(6)	Represents 1,306 restricted shares placed into the Deferred Compensation Plan with a grant price per share at $39.20. All shares vest immediately and must remain in the Plan until after the executive terminates employment with the Company. At December 31, 2003, such shares were valued at $49,510, based on the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91).

(7)	Represents 10,000 restricted shares placed into the Deferred Compensation Plan with a grant price per share at $39.20, which vest based on the financial performance of the Company. Any shares unvested after five years are forfeited back to the Company. All shares remain in the Plan until after the executive terminates employment with the Company. At December 31, 2003, such shares were valued at $379,100, based on the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91).

(8)	Represents 10,000 restricted shares placed into the Deferred Compensation Plan with a grant price per share at $39.20, which vest based on the financial performance of the Company. Any shares unvested after five years are forfeited back to the Company. All shares remain in the Plan until after the executive terminates employment with the Company. At December 31, 2003, such shares were valued at $379,100, based on the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91).

Stock Options

The following tables summarize (i) stock options granted to the executive officers named in the Summary Compensation Table above during the year ended December 31, 2003 and (ii) the value of all options held by such persons at December 31, 2003.

Option Grants in Fiscal Year 2003

Name	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price Per Share	Expiration Date	5%	10%
John P. Wiehoff	40,000	4.60%	$29.64	2/7/13	$745,617	$1,889,541
Barry W. Butzow	0	0	0	0	0	0
James P. Lemke	15,000	1.72	29.64	2/7/13	279,607	708,578
Joseph J. Mulvehill	10,000	1.15	29.64	2/7/13	186,404	472,385
Michael T. Rempe	10,000	1.15	29.64	2/7/13	186,404	472,385

(1)	The options shown in this table are incentive stock options to the extent they qualify under IRS regulations and are granted pursuant to the Company’s Omnibus Stock Plan. The options have 10-year terms and become exercisable in four equal cumulative annual installments beginning on February 7, 2005.

(2)	During 2003, the Company granted options for an aggregate of 870,100 shares of Common Stock to employees, including the named executive officers.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company’s Common Stock from the fair value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Last Fiscal Year and

Value of Options Held at December 31, 2003

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options Held At December 31, 2003 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John P. Wiehoff	22,891	$548,271	109,181	155,527	$2,029,380	$1,906,073
Barry W. Butzow	86,217	1,938,659	25,000	55,000	439,847	635,116
James P. Lemke	—	—	18,250	29,750	433,015	329,208
Joseph J. Mulvehill	—	—	32,000	44,000	715,235	530,005
Michael T. Rempe	—	—	25,500	44,500	521,929	542,663

(1)	“Value” has been determined based on the difference between the last sale price of the Company’s Common Stock as reported by The NASDAQ National Market on December 31, 2003 ($37.91) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

Robinson Companies Nonqualified Deferred Compensation Plan

During 2000, the Company adopted the Deferred Compensation Plan, which is available to a select group of management employees. The Deferred Compensation Plan permits participants to defer base salary and/or cash incentive compensation in accordance with the terms of the Deferred Compensation Plan. The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Deferred Compensation Plan.

In connection with the Deferred Compensation Plan, the Company has created a non-qualified grantor trust (the “Trust”), commonly known as a “Rabbi Trust.” The assets of the Trust will be used to pay benefits. The assets of the Trust are subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy. As a result, the deferred compensation obligations will be unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The amounts of base salary and cash incentive compensation deferred by a participant (a “Deferral”) will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more index funds selected by the participant in accordance with the terms of the Deferred Compensation Plan. The index funds include various mutual funds, with different degrees of risk, and a stock fund whose return reflects the return on the Company’s Common Stock.

The Compensation Committee administers the Deferred Compensation Plan and approves participation thereunder. The Compensation Committee may amend or discontinue the Deferred Compensation Plan at any time. Except as provided in the plan, the Compensation Committee may not alter or impair any benefits payable under the Deferred Compensation Plan without the consent of the participant. Pursuant to the authority granted to the Compensation Committee under the Deferred Compensation Plan and in accordance with the terms of the Omnibus Stock Plan, John P. Wiehoff received 169,492 deferred shares of Company Common Stock in December 2000. These deferred shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. In 2003, 14,124 shares became vested. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends on these shares have been used to purchase 4,011 shares of Company common stock (1,546 of these shares during 2003), all of which are fully vested.

The restricted shares issued in 2003 to the named executive officers were placed into the Deferred Compensation Plan and are available to vest over five calendar years. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. Any shares that are unvested at the end of the five years are forfeited back to the Company.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Index and the NASDAQ Trucking & Transportation Index through December 31, 2003, assuming the investment of $100 on December 31, 1998, and the reinvestment of dividends. During 2000, the Company was added to Standard & Poor’s MidCap 400 Stock Index, and the Company has decided to show the comparison of the Company’s performance against that index as well. The Company has recently also been added to the NASDAQ 100 Index.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
C.H. ROBINSON WORLDWIDE, INC.	$100.00	$154.65	$246.21	$228.05	$248.17	$304.51
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
S & P MIDCAP 400	100.00	114.72	134.81	133.99	114.54	155.34
NASDAQ TRUCKING & TRANSPORTATION	100.00	111.77	126.95	138.09	137.18	193.77

CERTAIN TRANSACTIONS

No director or executive officer of the Company was indebted to the Company during 2003. There were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 22, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director or nominee, and each executive officer of the Company named in the Summary Compensation Table under the heading “Executive Compensation” above, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	5,427,854	6.36%
D.R. Verdoorn (3)	4,486,021	5.25%
Barry W. Butzow (4)	1,124,769	1.32%
John P. Wiehoff (5)	544,545	*
Joseph J. Mulvehill (6)	530,794	*
James P. Lemke (7)	152,353	*
Robert Ezrilov (8)	128,692	*
Michael T. Rempe (9)	125,666	*
Gerald A. Schwalbach (10)	84,230	*
Wayne M. Fortun (11)	12,225	*
Brian P. Short (12)	10,300	*
Michael W. Wickham	1,000	*
All executive officers and directors as a group (25 persons)	8,345,099	9.69%

*Less	than 1%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “Commission”), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 22, 2004 (“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of February 16, 2004, filed with the Securities and Exchange Commission.

(3)	Mr. Verdoorn’s address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 1,000,956 shares owned by Mr. Verdoorn’s spouse, and 240,000 shares owned by trusts over which he exercises voting and investment power. Also includes 93,718 shares issuable upon exercise of outstanding options.

(4)	Includes 45,000 shares issuable upon exercise of outstanding options.

(5)

Includes 29,754 shares owned by Mr. Wiehoff’s spouse and children, and includes 157,208 shares issuable upon exercise of outstanding options. Also includes 169,492 restricted shares. These restricted shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the

Company, and vesting will not be accelerated for any reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends on these shares were used to purchase 4,011 shares of Company common stock, which are fully vested. Such deferred shares have been placed in a non-qualified grantor trust for Mr. Wiehoff’s benefit. Mr. Wiehoff has the right to advise the trustee on how to vote such shares, but does not have dispositive power with respect to such shares. Also includes 40,000 restricted shares issued in 2003 which were placed into the Deferred Compensation Plan and are available to vest over five calendar years. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. Any shares that are unvested at the end of the five years are forfeited back to the Company.

(6)	Includes 22,732 shares owned by Mr. Mulvehill’s spouse. Also includes 46,500 shares issuable upon exercise of outstanding options. Also includes 10,000 restricted shares placed into the Deferred Compensation Plan which vest based on the financial performance of the Company and any shares unvested after five years are forfeited back to the Company. All shares remain in the Plan until after the executive terminates employment with the Company.

(7)	Includes 24,750 shares issuable upon exercise of outstanding options. Also includes 17,612 restricted shares placed into the Deferred Compensation Plan of which 15,000 vest based on the financial performance of the Company and any shares unvested after five years are forfeited back to the Company. 2,612 of the restricted shares vested immediately. All shares remain in the Plan until after the executive terminates employment with the Company.

(8)	Includes 29,000 shares issuable upon exercise of outstanding options.

(9)	Includes 40,500 shares issuable upon exercise of outstanding options. Also includes 10,000 restricted shares placed into the Deferred Compensation Plan which vest based on the financial performance of the Company and any shares unvested after five years are forfeited back to the Company. All shares remain in the Plan until after the executive terminates employment with the Company.

(10)	Includes 23,000 shares issuable upon exercise of outstanding options.

(11)	Includes 11,000 shares issuable upon exercise of outstanding options.

(12)	Includes 5,000 shares issuable upon exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that a statement of change of beneficial ownership on Form 4 was not timely filed by Owen Gleason, a former officer of the Company, to reflect the sale of 1,000 shares in July 2003, but such sale was subsequently reported.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the amended and restated charter approved on March 24, 2003 can be found as Exhibit A to the Company’s 2003 Annual Meeting Proxy Statement, and is available on the Investors page of the Company’s website at www.chrobinson.com. The Audit Committee of the Company’s Board of Directors is composed of the following nonemployee directors: Gerald A. Schwalbach, Robert Ezrilov and Brian P. Short. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that Messrs. Schwalbach, Ezrilov and Short meet the independence requirements of the current NASDAQ listing standards that apply to Audit Committee members, and that each of them qualifies as an “Audit Committee Financial Expert”, as defined by the Securities and Exchange Commission.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor and oversee the independent auditors.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent accountants for the fiscal year ending December 31, 2003. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of Deloitte & Touche LLP as the Company’s independent auditors.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Gerald A. Schwalbach

Robert Ezrilov

Brian P. Short

The Members of the Audit Committee

of the Board of Directors

PROPOSAL TWO: SELECTION OF INDEPENDENT AUDITORS

On June 18, 2002, the Company dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP to serve as its independent auditors for fiscal 2002. The decision to change independent auditors was recommended by the Audit Committee and approved by the Board of Directors.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended 2001, 2000 and 1999 and through June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached to its Annual Report on Form 10-K for the year ended December 31, 2002, as exhibit 16.1, is a copy of Arthur Andersen’s letter, dated June 18, 2002, stating its agreement with such statements.

During the fiscal years ended 2001 and 2000 and through the date of its decision, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has selected Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004. A proposal to ratify the appointment of Deloitte & Touche LLP will be presented at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

Independent Auditors’ Fees

The following table summarizes the aggregate fees for services performed by Deloitte for C.H. Robinson Worldwide, Inc.:

Fees	2003	2002
Audit Fees (a)	$492,547	$383,100
Audit-Related Fees (b)	448,747	0
Tax Fees (c)	160,805	108,868

Total	$1,102,099	$491,968

(a)	Fees for audit services billed consisted of:

•	Audit of the Company’s annual financial statements
•	Reviews of the Company’s quarterly financial statements
•	Statutory and regulatory audits, consents and other services related to SEC matters

(b)	Fees for audit-related services billed in consisted of:

•	Due diligence associated with potential acquisitions
•	Financial accounting and reporting consultations
•	Information systems security control review

(c)	Fees for tax services billed for tax compliance and tax planning and advice:

•	Fees for tax compliance services totaled $105,387 and $37,689 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.
•	Fees for tax planning and advice services totaled $55,418 and $71,179 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The tax services performed by the independent auditor in 2003 were pre-approved by the Audit Committee at its August 20, 2002, meeting and amended at its April 4, 2003, meeting.

Pre-Approval Policy

This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of the work being performed, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories be presented to the Audit Committee for approval.

Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

Periodically, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $20,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.

SUBMITTING PROXIES AND VOTING INSTRUCTIONS BY PHONE OR INTERNET

If you are a registered stockholder (you hold your stock in your own name) residing in the United States, you may submit your proxy by touch-tone telephone by following the “Vote by Phone” instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. Proxies must be received by the deadline set forth on the proxy card you receive. The giving of such proxy will not affect the right to vote in person, should you decide to attend the Annual Meeting.

If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the Internet.

Procedures to submit proxies or voting instructions by telephone or the Internet are designed to authenticate stockholder identities, to allow stockholders to submit their proxies or voting instructions and to confirm that such proxies or voting instructions have been properly recorded.

PROPOSALS FOR THE 2005 ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2005 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on December 6, 2004. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the 2005 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting no later than February 19, 2005. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date.

GENERAL

The Company’s Annual Report for the fiscal year ended December 31, 2003 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

The information set forth in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) ”soliciting material” or to be “filed” with the SEC.

By Order of the Board of Directors

Linda U. Feuss

Secretary

April 5, 2004

EXHIBIT A

C.H. ROBINSON WORLDWIDE, INC.

Governance Committee Charter

(effective February 26, 2004)

Organization

There shall be a committee of the Board of Directors to be known as the governance committee (the “Committee”). The Committee shall consist of at least three members as determined by the Board, each of whom shall meet the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”)(as such requirements may be modified or supplemented from time to time). The members of the Committee shall be appointed and replaced by the Board.

The Committee shall meet at least once prior to each annual meeting of stockholders, or more frequently as circumstances dictate and at such other times as any member of the Committee may request, and report to the Board and propose any necessary action to the Board following each Committee meeting.

Statement of Policy

The Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the nominees for election as Directors at the next annual meeting of stockholders; (2) to adopt and revise, from time to time, corporate governance guidelines applicable to the Company; (3) to recommend to the Board the nominees for each committee of the Board; and (4) serve in an advisory capacity to the Board on matters of organization, and the conduct of Board activities.

Authority and Responsibilities

The Committee shall have the authority and duty to:

1.	Review, at least annually, the structure and membership of the Board to assure that the proper skills and experience are represented on the Board. At least a majority of the members of the Board shall be independent directors meeting the requirements of Nasdaq.

2.	Periodically make recommendations to the Board with respect to the size and composition of the Board and recommend to the Board general criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

3.	Seek out and evaluate candidates qualified to serve as Board members, and consider candidates submitted by stockholders of the Company in accordance with the notice provisions and procedures set forth in the bylaws of the Company.

4.	Recommend to the Board:

a. nominees to fill vacancies on the Board as they occur;

b. prior to each annual meeting of stockholders, a slate of nominees for election or reelection as Directors by the stockholders at the annual meeting;

who meet the criteria for directors and corporate governance guidelines of the Company, and any other requirements established by the Committee.

5.	Make all determinations as to whether or not an individual Director or nominee for Director is independent, taking into account the requirements of Nasdaq and such other factors as the Committee may deem appropriate; provided, however, that current employees of the Company shall not be deemed independent.

A-1

6.	Review annually and recommend to the Board the membership of the committees of the Board, taking into account the independence and experience requirements of Nasdaq and such other factors as the Committee may deem appropriate, including, with respect to members of the Audit Committee, the requirements of the Securities and Exchange Commission (as such requirements may be modified or supplemented from time to time).

7.	Formulate for Board approval, and periodically review and reassess, the corporate governance guidelines of the Company, and recommend any proposed changes to the Board for approval as necessary.

8.	Receive comments from all Directors and committees of the Board and report annually to the Board with an assessment of the Board’s performance, the performance of each Board committee, each to be discussed with the full Board following the end of each fiscal year.

9.	Review periodically with the Company’s General Counsel, in light of changing conditions, new legislation and other developments, the Company’s Corporate Compliance Program, and make recommendations to the Board for such changes to the Corporate Compliance Program as the Committee shall deem appropriate.

10.	Retain, and approve the fees and other retention terms of, any director search, legal and other advisors to the Committee, as it deems necessary for the fulfillment of its responsibilities.

11.	Periodically make recommendations to the Board with respect to the compensation of nonemployee Directors.

12.	Form and delegate authority to subcommittees of the Committee, except to the extent such delegation would be inconsistent with the requirements of the Securities and Exchange Commission or the listing rules of Nasdaq (as such requirements may be modified or supplemented from time to time).

13.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall review annually its own performance.

14.	Perform such other functions as may from time to time be assigned by the Company’s charter or bylaws, or the Board of Directors.

A-2

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road Eden Prairie, MN 55344

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 20, 2004

10:00 a.m., Central Daylight Savings Time

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Eden Prairie, Minnesota 55344 Proxy

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints John P. Wiehoff and Linda U. Feuss, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota on the 20th day of May, 2004, at 10:00 a.m. C.D.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1 and FOR Proposal 2. The tabulator cannot vote your shares unless you sign and return this proxy card.

See reverse for voting instructions.

COMPANY #

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• Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to C.H. Robinson Worldwide, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

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Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:

01 D. R. Verdoorn

02 Michael W. Wickham

(Instruction: To withhold authority to vote for one or more individual nominees, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the selection of Deloitte & Touche LLP as Independent Auditors.

3. In their discretion, consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

Address Change? Mark Box Indicate changes below:

FOR WITHHOLD

all nominees AUTHORITY to vote

(except as marked) from all nominees

FOR AGAINST ABSTAIN

Dated:            , 2004

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee of guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.